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                                                                    EXHIBIT 4.02

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                                     FORM OF

                         SUPPLEMENTAL INDENTURE NO.____

                                      FROM

                                OGE ENERGY CORP.

                                       TO

                                 UMB BANK, N.A.

                                     TRUSTEE


                                   ----------


                                   DATED AS OF


                                     _______


                            SUPPLEMENTAL TO INDENTURE
                             DATED AS OF ____, 2003

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                                TABLE OF CONTENTS

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
Parties..........................................................................................................1
Recitals.........................................................................................................1

ARTICLE ONE.       RELATION TO INDENTURE; DEFINITIONS............................................................1

     Section 1.01.    Integral Part of Indenture.................................................................1

     Section 1.02.    Definitions; References to Articles and Sections; Terms referring to this Supplemental
                      Indenture..................................................................................1

ARTICLE TWO.       SECURITIES....................................................................................2

     Section 2.01.    Designation and Principal Amount...........................................................2

     Section 2.02.    Stated Maturity Date.......................................................................2

     Section 2.03.    Interest Payment Dates.....................................................................2

     Section 2.04.    Office for Payment.........................................................................2

     Section 2.05.    Redemption Provisions......................................................................2

     Section 2.06.    [Repayment of Securities...................................................................3

     Section 2.07.    Authorized Denominations...................................................................4

     Section 2.08.    Form of Security...........................................................................4

ARTICLE THREE.     MISCELLANEOUS.................................................................................4

     Section 3.01.    Recitals of fact, except as stated, are statements of the Company..........................4

     Section 3.02.    Supplemental Indenture to be construed as a part of the Indenture..........................4

     Section 3.03.    Trust Indenture Act to control; Severability of provisions contained in Supplemental
                      Indenture and Securities...................................................................4

     Section 3.04.    References to either party in Supplemental Indenture include successors or assigns.........4

     Section 3.05.    Provision for execution in counterparts; Table of Contents and descriptive headings of
                      Articles not to affect meaning.............................................................4

Exhibit A - Form of Security

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     SUPPLEMENTAL INDENTURE No. ______, made as of the ______ day of _________, by and between OGE ENERGY CORP., a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), and UMB BANK, N.A., a national banking association, as trustee (the "Trustee"):

WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered its Indenture
(hereinafter referred to as the "Indenture"), made as of [        ], 2003; and

     WHEREAS, Section 2.05 of the Indenture provides that debt securities shall be issued in series and that a Company Order shall specify the terms of each series; and

     WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of debt securities designated "____________" (hereinafter sometimes referred to as the "Securities"); and

     WHEREAS, Section 12.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of debt securities or establishing or reflecting any terms of any debt security and adding to the covenants of the Company; and

     WHEREAS, the execution and delivery of this Supplemental Indenture No. ___ (herein, "this Supplemental Indenture") have been duly authorized by a resolution adopted by the Board of Directors of the Company;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to set forth the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Securities by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

                                  ARTICLE ONE.
                       RELATION TO INDENTURE; DEFINITIONS

     SECTION 1.01. INTEGRAL PART OF INDENTURE. This Supplemental Indenture constitutes an integral part of the Indenture.

     SECTION 1.02. DEFINITIONS; REFERENCES TO ARTICLES AND SECTIONS; TERMS REFERRING TO THIS SUPPLEMENTAL INDENTURE. For all purposes of this Supplemental
Indenture:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

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          (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

          (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture.

                                  ARTICLE TWO.
                                   SECURITIES

     SECTION 2.01. DESIGNATION AND PRINCIPAL AMOUNT. There shall be a series of debt securities designated the "__________" (the "Securities"). The Securities shall be limited to $__________ aggregate principal amount.

     SECTION 2.02.      STATED MATURITY DATE. Except as otherwise provided in
Section 2.05 hereof, the principal amount of the Securities shall be payable on the stated maturity date of __________.

     SECTION 2.03. INTEREST PAYMENT DATES. The Securities shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of _____% per annum payable semi-annually on __________ and __________ of each year, commencing __________. The Regular Record Dates with respect to such __________ and __________ interest payment dates shall be ___________ and ___________, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and
2.12 of the Indenture.

     SECTION 2.04. OFFICE FOR PAYMENT. The Securities shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

     SECTION 2.05. REDEMPTION PROVISIONS. [The Securities are not redeemable prior to their maturity.] [The Company, at its option, may redeem on any date all or, from time to time, any part of the Securities, upon notice as provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from and after the date of redemption discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus __ basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable

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maturity to the remaining term of such Securities. "Independent Investment
Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price " means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all such Quotations obtained. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of _____________________ and _______________________, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     The Securities shall not be subject to any sinking fund.

     SECTION 2.06. [REPAYMENT OF SECURITIES. The Securities will be repayable on __________, at the option of the holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to ___________. In order for a Security to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including ___________ to and including the close of business on ___________ (or if ___________ is not a Business Day, the next succeeding Business Day): (i) a Security with the form entitled "Option to Elect Repayment" on the Security duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid (with the form entitled "Option to Elect Repayment" on the Security duly completed) will be received at the Trustee's corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received at the Trustee's office, by such fifth Business Day. Effective exercise of the repayment option by the holder of any Security shall be irrevocable. No transfer or exchange of any Security (or, in the event that any Security is to be repaid in part, such portion of the Security to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Security for less than the entire principal amount of

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the Security, provided the principal amount which is to be repaid is set forth on the form entitled "Option to Elect Repayment" on the Security and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Security to the Trustee with the "Option to Elect Repayment" form completed in accordance with the foregoing, the outstanding principal amount of such Security (or portion thereof indicated on the "Option to Elect Repayment") shall become due and payable on __________, at a price equal to ___% of the principal amount to be repaid plus accrued and unpaid interest to __________.]

     SECTION 2.07. AUTHORIZED DENOMINATIONS. The Securities shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

     SECTION 2.08. Form of. The Securities shall initially be in the form attached as Exhibit A hereto.

                                 ARTICLE THREE.
                                  MISCELLANEOUS

     SECTION 3.01. RECITALS OF FACT, EXCEPT AS STATED, ARE STATEMENTS OF THE COMPANY. The recitals of fact herein and in the Securities (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

     SECTION 3.02. SUPPLEMENTAL INDENTURE TO BE CONSTRUED AS A PART OF THE INDENTURE. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

     SECTION 3.03. TRUST INDENTURE ACT TO CONTROL; SEVERABILITY OF PROVISIONS CONTAINED IN SUPPLEMENTAL INDENTURE AND SECURITIES.

     (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

     (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the debt securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 3.04. REFERENCES TO EITHER PARTY IN SUPPLEMENTAL INDENTURE INCLUDE SUCCESSORS OR ASSIGNS. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 3.05. PROVISION FOR EXECUTION IN COUNTERPARTS; TABLE OF CONTENTS AND DESCRIPTIVE HEADINGS OF ARTICLES NOT TO AFFECT MEANING.

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     (a)  This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, OGE ENERGY CORP. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and UMB BANK, N.A. has caused this Supplemental Indenture to be signed by its President, Vice President or Assistant Vice President, and attested by a Vice President, this ____ day of _________________.

                                    OGE ENERGY CORP.


                                    By:
                                       --------------------------------------
                                        Steven E. Moore
                                        President and Chief Executive Officer

ATTEST:

By:
   ------------------------------
    Carla D. Brockman
    Secretary

                                    UMB BANK, N.A., as Trustee


                                    By:
                                       --------------------------------------
                                        Assistant Vice President

ATTEST:

By:
   ------------------------------
    Vice President

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                                                                       EXHIBIT A

                                FORM OF SECURITY

REGISTERED                                                            REGISTERED

     THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                OGE ENERGY CORP.

                                    SECURITY

CUSIP:                                       NUMBER: R-

ORIGINAL ISSUE DATE(S):                      PRINCIPAL AMOUNT(S):

INTEREST RATE:                               MATURITY DATE:

     OGE ENERGY CORP., a corporation of the State of Oklahoma (the "Company"), for value received hereby promises to pay to ___________ or registered assigns, the principal sum of on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date

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to which interest has been paid or duly provided for, semiannually in arrears on
___________ and ___________ in each year, commencing on the first such Interest Payment Date succeeding the applicable Original Issue Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or the ___________, as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any part of this Security, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Security holders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Security, the Depositary shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depositary.

     This Global Security is a global security in respect of a duly authorized issue of ___________ (the "Securities of this Series", which term includes any Global Securities representing such Securities) of the Company issued and to be
issued under an Indenture dated as of          ___________between the Company
and UMB Bank, N.A. as trustee (the "Trustee", which term includes any successor Trustee under the Indenture) (the "Indenture"). Under the Indenture, one or more series of debt securities may be issued and, as used herein, the term "Securities" refers to the Securities of this Series and any other outstanding series of Securities. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Security holders and of the terms upon which the Securities are and are to be authenticated and delivered. This Global Security has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $____________.

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     Each Security of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

     [This Global Security is not redeemable prior to maturity.] [The Company, at its option, may redeem on any date all or, from time to time, any part of this Global Security at a redemption price equal to the greater of (i) 100% of the principal amount of this Global Security to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus _____ basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this Series. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price " means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all such Quotations obtained. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of _______________________________ and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

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     Notice of redemption will be given by mail to Holders of Securities of this
Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed interest hereof will be issued in the name of the Security holder hereof upon the surrender hereof.

     [The Securities of this Series will be repayable on ___________, at the option of the Holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to _________. In order for this Global Security to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including ___________ to and including the close of business on ___________ (or if ____________ is not a Business Day, the next succeeding Business Day): (i) this Global Security with the form entitled "Option to Elect Repayment" on this Global Security duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Global Security, the principal amount of this Global Security, the principal amount of this Global Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Global Security (with the form entitled "Option to Elect Repayment" on this Global Security duly completed) will be received at the Trustee's corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Global Security and form duly completed are received at the Trustee's office, by such fifth Business Day. Effective exercise of the repayment option by the Holder of any Security of this Series shall be irrevocable. No transfer or exchange of any Security of this Series (or, in the event that any Security of this Series is to be repaid in part, such portion of the Security of this Series to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Security of this Series for less than the entire principal amount of the Security of this Series, provided the principal amount which is to be repaid is set forth on the form entitled "Option to Elect Repayment" on the Security of this Series and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security of this Series for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Security of this Series to the Trustee with the "Option to Elect Repayment" form completed in accordance with the foregoing, the outstanding principal amount of such Security of this Series (or portion thereof indicated in the "Option to Elect Repayment") shall become due and payable on ___________, at a price equal to ___% of the principal amount to be repaid plus accrued and unpaid interest to ______________.]

     Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.

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     The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.

     If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Security holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Security.

     As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Security on or after the respective due dates expressed here.

     No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

     If at any time the Depositary for this Global Security notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Security. If a successor Depositary for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue this Security in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for this Global Security, will authenticate and deliver individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

     The Company may at any time and in its sole discretion determine that all Securities of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for such Global Security, shall authenticate and deliver, individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

     Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                       OGE ENERGY CORP.


                                                By:
                                                   -----------------------------
                                                              President

                                                Attest:
                                                       -------------------------
                                                               Secretary

Dated:

             TRUSTEE'S CERTIFICATE
               OF AUTHENTICATION

This Security is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

           UMB BANK, N.A., as Trustee


By:
   --------------------------------------------
                Authorized Officer

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common             UNIF GIFT
                                            MIN ACT --         Custodian
                                                       -------------------------
                                                        (Cust)           (Minor)

TEN ENT -- as tenants by the entireties     Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right of    ------------------------------------
survivorship and not as tenants in common                   State

                    Additional abbreviations may also be used
                          though not in the above list.

                                   -----------

               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Please print or typewrite name and address
                      including postal zip code of assignee

-------------------------------------------
the within debt security and all rights
thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer said debt security on the books of the Company, with full power of substitution in the premises.

Dated:
       ------------------------------------
                                            ------------------------------------
                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within instrument in every
                                             particular, without alteration or
                                             enlargement or any change whatever.